UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2016

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

On June 30, 2016, ZIOPHARM Oncology, Inc., or the Company, filed a Current Report on Form 8-K to disclose, among other things, the Company’s entry into a Securities Issuance Agreement, or the Preferred Shares Securities Issuance Agreement, with Intrexon Corporation, or Intrexon, pursuant to which the Company agreed to issue and sell 100,000 shares of its newly designated Series 1 Preferred Stock, or the Preferred Shares, to Intrexon. Randal J. Kirk is a director of the Company and is the Chairman and Chief Executive Officer of Intrexon. As of June 29, 2016, Mr. Kirk, together with his affiliates, beneficially owned 9,717,403 shares of the Company’s common stock, or Common Stock, representing approximately 7.4% of the Company’s outstanding Common Stock.

Prior to issuing the Preferred Shares pursuant to the Preferred Shares Securities Issuance Agreement, in order to comply with the rules and policies of The NASDAQ Stock Market LLC, the Company amended and restated the Certificate of Designation, Preferences and Rights of Series 1 Preferred Stock previously filed with the Secretary of State of the State of Delaware on June 29, 2016, or the Certificate of Designation.

The Company is filing this Current Report on 8-K/A to disclose the amended terms of the Series 1 Preferred Stock. Except for disclosure below under Items 1.01 and 5.03, the Current Report on Form 8-K filed on June 30, 2016 is not being amended or updated in any manner.

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2016, the Company amended and restated the Certificate of Designation previously filed with the Secretary of State of the State of Delaware on June 29, 2016, or the A&R Certificate of Designation. A summary of the material terms of the amendments to the Certificate of Designation follows.

On the second business day following the Conversion Event Date (as defined in the A&R Certificate of Designation), each Preferred Share shall convert into a number of shares of the Company’s Common Stock equal to the stated value of such Preferred Share, divided by the greater of: (i) the volume weighted average closing price of Common Stock as reported by the Nasdaq Stock Market, LLC over the 20 trading days ending on the Conversion Event Date or (ii) $1.00.

Without stockholder approval in accordance with the Listing Rules of The NASDAQ Stock Market LLC, the Company shall not effect any conversion of the Preferred Shares into Common Stock to the extent that the number of shares of Common Stock issued in such conversion should constitute a change of control under the Listing Rules of The NASDAQ Stock Market LLC, taking into account for these purposes, the policy of The NASDAQ Stock Market LLC to calculate beneficial ownership in accordance with Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

The foregoing description of the amended terms of the Preferred Shares is only a summary and is qualified in its entirety by reference to the A&R Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Designation, Preferences and Rights of Series 1 Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

Date: July 1, 2016	By:	/s/ Kevin G. Lafond
	Name:	Kevin G. Lafond
	Title:	Vice President, Chief Accounting Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation, Preferences and Rights of Series 1 Preferred Stock

4